Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

HARROW HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share
	Equity	Preferred Stock, par value $0.001 per share
	Equity	Depositary Shares
	Other	Warrants
	Other	Units
	Debt	Debt Securities
	Unallocated (Universal) Shelf	-	Rule 457(o)	(1)	(2)	$300,000,000	(2)	.0000927	$27,810	(3)
Total Offering Amounts						$300,000,000			$27,810
Total Fees Previously Paid					-
Total Fee Offsets									$13,638	(4)
Net Fees Due									$14,172

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Harrow Health, Inc.	Form S-3	333-	26-May-22		$13,638	(4)	(4)	(4)	(4)	(4)
Fee Offset Claims	Harrow Health, Inc.	Form S-3	333-239669		02-Jul-20	$3,167	(4)	(4)	(4)	$125,000,000	$10,471
Fee Offset Source	Harrow Health, Inc.	Form S-3	333-259326		03-Sep-21		(4)	(4)	(4)	$24,400,000	$12,980

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of depositary shares, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate principal amount of debt securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $300,000,000; or (i) if any debt securities are issued at an original issue discount, such greater principal amount at maturity as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any securities are issued in an amount denominated in a foreign currency, foreign currency units or composite currency, then such amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering. Units will represent an interest in any combination of common stock, preferred stock, debt securities, or warrants, which may or may not be separable from one another.

(2)	We have estimated the amount to be registered and the proposed maximum offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The amount and price are exclusive of accrued interest, if any, on the debt securities. The amount to be registered and proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	On September 3, 2021, the registrant filed a registration statement on Form S-3 (File No. 333-259326), registering the issuance of $125,000,000 of securities of the registrant (the “Prior Registration Statement”). The Prior Registration Statement was declared effective on September 14, 2021. The registrant did not sell any securities under the Prior Registration Statement and, as such, $125,000,000 of securities previously registered remain unsold under the Prior S-3 Registration Statement (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the securities registered hereby in the amount of $27,810 is offset by $13,638 in registration fees previously paid by the registrant with respect to the Unsold Securities. Accordingly, a registration fee of $14,172 is being paid at this time. For the Prior Registration Statement, note that the registrant relied on the registration fee paid in connection with unsold securities from an earlier registration statement on Form S-3 (File No. 333-239669) to offset $3,167 of the registration fee of $13,638 in accordance with Rule 457(p).